Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated February 13, 2014 relating to the financial statements and financial statement schedules, which appears in Quintiles Transnational Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 10, 2014